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                                                                    Exhibit 23.2
[LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC. APPEARS HERE]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


  As Petroleum Engineers, we hereby consent to the inclusion of the information included in this Form 8-K with respect to the oil and gas reserves of certain oil and gas properties acquired by Vintage Petroleum, Inc. from subsidiaries of Burlington Resources, Inc. as described in this Form 8-K, the future net revenues from such reserves and the present value thereof, which information has been included in this Form 8-K in reliance upon the report of this firm dated April 18, 1997, and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form 8-K and to the incorporation by reference in the Registration Statements on Form S-8, No. 33-37505 and No. 333-09205, of Vintage Petroleum, Inc. of such information.


                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               By:  /s/ Frederic D. Sewell
                                    ------------------------------
                                    Frederic D. Sewell
                                    President



Dallas, Texas
June 13, 1997